As filed with the Securities and Exchange Commission
                           on July 21, 1997

                                          Registration No_____________.
=======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            ______________

                               Form S-8
                        Registration Statement
                                 Under
                      The Securities Act of 1933

                         Control Devices, Inc.
        (Exact name of Registrant as specified in its charter)

                   Indiana                     01-0490335
          (State of Incorporation)            (IRS Employer
                                          Identification No.)

                    228 Northeast Road
                    Standish, Maine                       04084
          (Address of Principal Executive Offices)     (Zip Code)


                         Control Devices, Inc.
                    1996 Stock Compensation Plan
                       (Full title of the plan)

                            Jeffrey G. Wood
                          228 Northeast Road
                            Standish, Maine  04084
                (Name and address of agent for service)

                            (217) 642-0300
     (Telephone number, including area code, of agent for service)

                              Copies to:
                        Philip L. McCool, Esq.
                         Sommer & Barnard, PC
                          4000 Bank One Tower
                         Indianapolis, Indiana
                                 46204
                            (317) 630-4000
                          ___________________

                    CALCULATION OF REGISTRATION FEE

       Title of each                     Proposed     Proposed      Amount
         class of                        maximum      maximum         of
        securities          Amount      offering     aggregate     registra
           to be              to be    price per     offering        -tion
        registered         registered    share         price          fee
       ------------         ----------  --------     ---------      -------
Common Shares,
No par value ........        300,000    $14.75(1)   $4,425,000(1)   $1,340.91

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the Nasdaq National Market on July 16, 1997.

======================================================================


                                Part II
          Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 14, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 8, 1997; and

     (c) The information contained in "Description of Capital Shares" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-09379) filed with the Securities and Exchange
          Commission on August 1, 1996 is hereby incorporated by reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     The validity of the issuance of the Common Shares registered hereby will be passed upon for the Registrant by Sommer & Barnard, PC, Indianapolis, Indiana, counsel for the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Chapter 37 of the Indiana Business Corporation law, as amended grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interest. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. The Registrant's Articles of Incorporation are silent with respect to indemnification, and the Registrant has not authorized or entered into any other agreement with respect to indemnification of officers and directors except Section 7.02 of the Second Amended and Restated Code of By-Laws of the Registrant which reads as follows:

     Clause 7.021. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (IND. CODE Section 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

     Clause 7.022. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Clause 7.023. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as or is or was serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

     Clause 7.024. Nonexclusive Provision. The indemnification authorized under Section 7.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business
Corporation Law (IND. CODE Section 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

     The Company currently has a directors' and officers' liability policy with a $5,000,000 limit. The policy covers claims involving violations of federal and state securities laws.



Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

              Exhibit
             Number    Description

                  4 1996 Stock Compensation Plan (incorporated by reference to Exhibit 10.5.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-09379))

                  5    Opinion of Sommer & Barnard, PC

              23.1     Consent of Arthur Andersen LLP

              23.2     Consent of Sommer & Barnard, PC (included in
                       Exhibit 5)

               24      Power of Attorney (included at page II-5)

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Standish, State of Maine, on the 18th day of July,1997.


                              Control Devices, Inc.


                              By:  /s/ Jeffrey G. Wood
                                   _____________________
                                   Jeffrey G. Wood
                                   Chief Financial Officer


                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Atkinson and Jeffrey G. Wood, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes any lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                  Title                     Date
            -----------               -------                    --------

/s/ Ralph R. Whitney, Jr.
______________________      Director and                  July 18, 1997
Ralph R. Whitney, Jr.       Chairman of the Board


/s/ Bruce D. Atkinson
______________________      Chief Executive Officer       July 18, 1997
Bruce D. Atkinson           and Director
                            Principal Executive Officer

/s/ Jeffrey G. Wood
______________________      Chief Financial Officer       July 18, 1997
Jeffrey G. Wood             Principal Financial Officer
                            and Principal Accounting Officer

/s/ Charles M. Brennan, III
______________________      Director                      July 18, 1997
Charles M. Brennan, III


/s/ John D. Cooke
______________________      Director                      July 18, 1997
John D. Cooke


______________________      Director                      July 18, 1997
James O. Futterknecht, Jr.


/s/ Alan I. Mossberg
______________________      Director                      July 18, 1997
Alan I. Mossberg


/s/ John M. Ramey
______________________      Director                      July 18, 1997
John M. Ramey


______________________      Director                      July 18, 1997
Glenn Scolnik




                        INDEX TO EXHIBITS FILED
                     TO REGISTRATION STATEMENT ON
                   FORM S-8 OF CONTROL DEVICES, INC.

                                                              Sequentially
         Exhibit                                               Numbered
           No.                  Description                      Page

            4 1996 Stock Compensation Plan (incorporated by reference to Exhibit 10.5.1 to the Company's Registration Statement on Form S-1
                  (Reg. No. 333-09379))

            5     Opinion of Sommer & Barnard, PC

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Sommer & Barnard, PC (included in
                  Exhibit 5)

          24      Power of Attorney (included at page II-5)